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                                 Page 210 of 272


                                  EXHIBIT 10-11
                                  -------------


                         MANAGEMENT SEPARATION AGREEMENT
                         -------------------------------

         This MANAGEMENT SEPARATION AGREEMENT (this "AGREEMENT") is made as of the 15th day of December, 2000 by and among between GENESEE CORPORATION, a New York corporation ("GENESEE"), THE GENESEE BREWING COMPANY, INC., a New York corporation (the "BREWERY" and, together with Genesee, the "COMPANY"), and SAMUEL T. HUBBARD, JR. (the "EMPLOYEE").

                              W I T N E S S E T H :

         WHEREAS, Employee has been employed by the Company pursuant to an Employment Agreement, effective as of June 18, 1999 (the "EMPLOYMENT AGREEMENT"); and

         WHEREAS, Employee and the Company wish to terminate such employment on the terms and conditions set forth below;

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements set forth herein, the parties agree as follows:

         1. DEFINED TERMS. All capitalized terms not otherwise defined herein shall have the same respective meanings as in the Employment Agreement.

         2. RESIGNATIONS; PAYMENTS.

                  (a) Effective as of the date hereof (the "EFFECTIVE DATE") Employee resigns as an executive employee of the Company and from any and all other positions, titles, duties, authorities and responsibilities arising out of, or relating to, his individual employment with the Company, except as may be set forth in a certain Management Agreement of even date herewith between the Brewery and Monroe Brewing Co., LLC a/k/a High Falls Brewing Company, LLC (the "Management Agreement").

                  (b) On the Effective Date, the Company shall pay to Employee, in a lump sum, two hundred twenty-five thousand dollars ($225,000).

                  (c) Within ten (10) business days following Genesee's sale of substantially all of the assets of Ontario Foods, Inc. or of a majority of the outstanding stock of Ontario Foods, Inc. ("ONTARIO FOODS SALE"), the Company shall pay to Employee, in a lump sum, an additional two hundred twenty-five thousand dollars ($225,000), provided that from the Effective Date until the consummation of the Ontario Foods Sale, upon the request of Genesee, the Employee provides such reasonable assistance to Genesee as it may
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                                Page 211 of 272


request to consummate the Ontario Foods Sale. "Reasonable assistance" shall mean the following:

                           (i) Acting as an adviser with respect to and
assisting in negotiations with prospective purchasers of Ontario Foods;

                           (ii) Analyzing purchase offers for Ontario Foods;

                           (iii) Assisting in the preparation of materials
promoting the sale of Ontario Foods; (iv) Advising and consulting with investment bankers and other professional advisors with respect to any proposed terms of sale for Ontario Foods; and

                           (v) Provide executive oversight of Ontario Foods'
operations.

                           Except as otherwise agreed, these services shall be
performed in Monroe and Ontario Counties, New York, shall be at the reasonable convenience and availability of Employee, shall generally not average more than eight (8) hours per week during Employee's normal working hours nor more than four hundred (400) hours per year in the aggregate, and shall not be required of Employee beyond April 30, 2002. If Ontario Foods' business (assets or stock) have not been sold by April 30, 2002, then the final $225,000 payment shall be reduced to $175,000 and shall be due and payable on or before May 10, 2002.

                  (d) After the expiration of a certain Management Agreement of even date between itself and High Falls Brewing Company, LLC or any renewal thereof, the Company shall pay the additional amount of $7,500 per month to High Falls Brewing Company, LLC for Employee's services if requested by the Company.

                  (e) The Company agrees to pay to the Employee on the Effective Date all sums due to Employee under Sections 5(d) of the Employment Agreement (including his prorated profit sharing bonus for the Company's fiscal year
2001), an itemized list of which is attached to this Agreement as EXHIBIT A. The payments due under this Section 2 shall be subject to deductions for any federal, state and local income and payroll taxes which the Company deems to be required under applicable law.

                  (f) In consideration of the payments made, or to be made by the Company hereunder and the amendment and modification to the Employee's Stock Option Agreement set forth in Section 3 of this Agreement, the Employee waives any and all claims for any other compensation under the Employment Agreement and agrees that he shall have no further rights thereunder or to any other compensation of any kind from the Company.

                  (g) Each of the Company and the Employee agrees that the other has performed in full its/his obligations under the Employment Agreement.

                  (h) The Employee waives any claims under the Workers Adjustment and Retaining Act of 1988 as amended.
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                                Page 212 of 272


         3. OPTIONS. Pursuant to Section 5(c) of the Employment Agreement, Genesee granted to the Employee options to purchase 62,222 shares of Class B common stock of Genesee (the "OPTIONS") which vested, or were to vest, upon the occurrence of certain events. Genesee and the Employee entered into a Stock Option Agreement dated June 18, 1999 (the "OPTION AGREEMENT") to evidence the Options. Notwithstanding anything in the Employment Agreement or the Option Agreement to the contrary: (a) all of the Options shall become fully vested as of the Effective Date; and (b) the exercise period for all of the Options shall continue after the Effective Date through and including the first anniversary of the Effective Date. At 5:00 p.m. on the first anniversary of the Effective Date, all previously unexercised Options held by the Employee shall automatically expire and be of no further force or effect. The foregoing shall be an amendment and modification to the Option Agreement.

         4. CONFIRMATION AND ACKNOWLEDGEMENT OF CERTAIN EMPLOYMENT AGREEMENT PROVISIONS.

                  (a) The Company agrees and confirms that:

                           (i) the Employee's participation in Monroe Brewing
Company, LLC ("MONROE") is with the Company's consent and is not a violation of
Section 8(a) of the Employment Agreement;

                           (ii) disclosures concerning the Brewery made by the
Employee to Monroe were with the Company's consent and are not in violation of
Section 8(b) of the Employment Agreement; and

                           (iii) any solicitation of employees of the Brewery
made by the Employee were with the consent of the Company and are not in violation of Section 8(c)of the Employment Agreement.

                  (b) The Employee acknowledges and agrees that, except as specified in subsection 4(a) above, all provisions of Section 7 of the Employment Agreement are and shall remain in full force and effect.

         5. RELEASE.

                  (a) For purposes of this Agreement, (i) the "COMPANY" includes all of the current and former subsidiaries, parents and affiliates of Genesee and the Brewery and all of their respective current and former officers, directors, employees, agents and attorneys, and (ii) "EMPLOYEE " includes Employee and all of his heirs, executors, administrators, successors and assigns.

                  (b) For and in consideration of the sum of TEN DOLLARS ($10.00) and the agreements of the Company contained in this Agreement, and other good and valuable consideration received from the Company hereunder, the receipt and sufficiency of which is acknowledged, Employee hereby releases and discharges the Company from all actions,
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                                Page 213 of 272


causes of action, obligations, liabilities, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims and demands whatsoever, in law or equity (collectively, "CLAIMS"), which Employee ever had, now has or hereafter can, shall or may have against Company for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the date of this Agreement (the "RELEASE"), including any matter, cause or thing arising out of his employment by the Company pursuant to the Employment Agreement or otherwise or the termination of such employment, whether or not Employee now knows of such Claims; provided however, that the foregoing Release shall not apply to any Claims arising out of or based on this Agreement or any Claims for indemnification under the Company's Certificate of Incorporation, as amended, or By-Laws or under any Indemnification Agreement between Company and Employee or under any so-called Directors and Officers Liability Policy. The Release contemplated in this Section 4(b) covers any Equal Employment Opportunity claims Employee ever had, now has or hereafter can, shall or may have, including, but not limited to, any federal, state, local or administrative claims arising under the following:

                           1. Civil Rights Acts of 1866, 1870 and 1871;
                           2. Equal Pay Act of 1963;
                           3. Title VII of the Civil Rights Act of 1964, as amended;
                           4. The Civil Rights Act of 1968;
                           5. Rehabilitation Act of 1973;
                           6. Vietnam-Era Veterans' Readjustment Assistance Act of 1974;
                           7. Veteran's Reemployment Rights Act;
                           8. Immigration Reform and Control Act;
                           9. Americans with Disabilities Act of 1990;
                           10. Civil Rights Act of 199 1;
                           11. Employee Retirement Income Security Act of 1974;
                           12. The Family and Medical Leave Act of 1993;
                           13. The New York State Human Rights Law;
                           14. New York Civil Rights Law, Section 47 et 5gq. regarding rights of persons with disabilities;
                           15. New York Civil Rights Law, Article 4-C, Section 48 et seg. regarding persons with certain genetic disorders;
                           16. New York Labor Law Section 201-d regarding outside activities;
                           17. New York Civil Rights Law, Article 4, Section 40-c to 45; and
                           18. any applicable federal, state, or local anti-discrimination or equal employment opportunity statutes or regulations.

                  (c) Without limiting the foregoing, it is understood and agreed that: (i) the Release is not limited by any territorial limitation of any kind and applies in all jurisdictions whatsoever; (ii) the full terms and conditions of the Release and the actual amount paid by Company in connection with this Agreement are not to be disclosed to anyone except Company's or Employee's respective attorneys, and are to be kept and will
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                                Page 214 of 272


remain confidential by Company and Employee except as otherwise required by law or by a court of competent jurisdiction; (iii) the Release may not be changed orally; and (iv) the Release extends to all Claims, whether presently known or unknown, whether presently existing or non-existing, except as otherwise provided herein.

                  (d) Employee's execution of the Release shall not release, discharge or otherwise affect the payment or performance obligations of Company set forth in this Agreement. Employee shall not commence, maintain or participate in any action or proceeding against Company regarding any act or omission that precedes his execution of the Release, either on his own behalf or on behalf of any other person or class.

                  (e) The Release is not made in connection with an exit incentive or other employee termination program offered to a group or class of employees. Employee is not entitled to any future employment with Company. Employee acknowledges that he has been advised that he has as much time as he needs to review the Release and has been advised to consult with an attorney before signing this Agreement.

         6. ASSISTANCE IN LITIGATION. At all times hereafter, upon reasonable notice, Employee, at the Company's expense, shall furnish such information and proper assistance to the company as it may reasonably request in connection with any administrative, court or other legal proceeding in which the Company is, or may become a party (other than any litigation between Employee and the Company)

         7. CONSENT TO JURISDICTION; SERVICE OF PROCESS. Each party irrevocably submits to the jurisdiction and venue of the federal and state courts sitting in Monroe County, New York, for the enforcement of the Agreement, and waives any objection it may have with respect to the jurisdiction of such courts or the inconvenience of such forums or venues. Service may be made by registered or certified mail or by personal delivery, in any case return receipt requested. Nothing herein shall be deemed to affect any right to serve any such demand, notice or process in any other manner permitted under applicable law.

         8. ENTIRE AGREEMENT; AMENDMENTS; NO WAIVERS. This Agreement sets forth the entire understanding of the parties with respect to its subject matter and merges and supersedes all prior and contemporaneous understandings of the parties with respect to its subject matter. No provision of this Agreement may be waived or modified, in whole or in part, except by a writing signed by each of the parties. Failure of any party to enforce any provision of this Agreement shall not be construed as a waiver of its rights under such or any other provision. No waiver of any provision of this Agreement in any instance shall be deemed to be a waiver of the same or any other provision in any other instance.

         9. COMMUNICATIONS. All notices, consents and other communications given under this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered by hand or by Federal Express or a similar overnight courier to, (b) five (5) days after being deposited in any United States post office enclosed in a postage prepaid registered or certified mail envelope addressed to, or (c) when successfully transmitted by
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                                Page 215 of 272


facsimile (with a confirming copy of such communication to be sent as provided in (a) or (b) above) to, the party for whom intended, at the address or facsimile number for such party set forth below, or to such other address or facsimile number as may be furnished by such party by notice in the manner provided herein; provided, however, that any notice of change of address or facsimile number shall be effective only upon receipt.

                  If to Company:

                           Genesee Corporation
                           The Genesee Brewing Company, Inc.
                           445 St. Paul Street
                           Rochester, New York 14605


                  with a copy to:

                           Woods Oviatt Gilman LLP
                           700 Crossroads Building
                           Two State Street
                           Rochester, New York 14614
                           Attention:  Harry P. Messina, Jr., Esq.
                           Telecopier No.: (716) 454-3968

                  If to Employee:

                           To the address set opposite his signature below

         10. SUCCESSORS AND ASSIGNS. This Agreement shall be binding on, enforceable against and inure to the benefit of, the parties and their respective successors and permitted assigns, and nothing herein is intended to confer any right, remedy or benefit upon any other person. No party may assign its rights or delegate its obligations under this Agreement without the express written consent of the other parties; provided, however, that on the transfer of all or substantially all of the assets and business of the Company to a liquidating trust or similar entity for the benefit of its shareholders, the managers of said trust or entity shall be fully authorized to enforce this Agreement in the same manner and to the same extent as though such managers were the Company, without the need for any consent from Employee.

         11. GOVERNING LAW. This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and fully to be performed in such state, without giving effect to conflicts of law principles.
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                                Page 216 of 272


         12. SEVERABILITY AND SAVINGS CLAUSE. If any provision of this Agreement is held to be invalid or unenforceable by any court or tribunal of competent jurisdiction, the remainder of this Agreement shall not be affected thereby, and such provision shall be carried out as nearly as possible according to its original terms and intent to eliminate such invalidity or unenforceability. In this regard, the parties agree that the provisions of Section 4 (incorporating by reference Section 7 of the Employment Agreement) including, without limitation, the scope of the territorial and time restrictions, are reasonable and necessary to protect and preserve Company's legitimate interests. If such provisions of Section 4 are held by a court of competent jurisdiction to be in any respect unreasonable, then such court may reduce the territory or time to which it pertains or otherwise modify such provisions to the extent necessary to render such provisions reasonable and enforceable.

         13. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         14. CONSTRUCTION. Headings used in this Agreement are for convenience only and shall not be used in the interpretation of this Agreement. References to Sections are to the sections of this Agreement. As used herein, the singular includes the plural and the masculine, feminine and neuter gender each includes the others where the context so indicates.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first set forth above.


         COMPANY:                            GENESEE CORPORATION

                                             By:    /s/ Mark W. Leunig
                                                --------------------------------
                                             Name:  Mark W. Leunig
                                             Title: Vice President and Counsel

                                             THE GENESEE BREWING COMPANY, INC.

                                             By:    /s/ Mark W. Leunig
                                               ---------------------------------
                                             Name:  Mark W. Leunig
                                             Title: Vice President and Counsel

                                             /s/ Samuel T. Hubbard, Jr.
         EMPLOYEE:                           -----------------------------------
                                             Name:  S. Thomas Hubbard, Jr.
                                             Address:
                                                     ---------------------------

                                             -----------------------------------
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                                Page 217 of 272


STATE OF NEW YORK)
COUNTY OF MONROE)  ss.:

         On the 15th day of December in the year 2000 before me, the undersigned, a Notary Public in and for said State, personally appeared MARK W. LEUNIG personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.


                                  -------------------------------------
                                  Notary Public




STATE OF NEW YORK)
COUNTY OF MONROE)  ss.:

         On the 15th day of December in the year 2000 before me, the undersigned, a Notary Public in and for said State, personally appeared S. THOMAS HUBBARD, JR. personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.


                                  -------------------------------------
                                  Notary Public


                                LIST OF EXHIBITS

Exhibit A  -  Itemized List of Amounts Due Employee under Section 5(d) of the
              Employment Agreement